                                                                   Exhibit 10.18

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of July 15, 2002, by and between Harken Energy Corporation, a Delaware corporation (the "Borrower"), and Lyford Investments Enterprises Ltd., a British Virgin Islands company (the "Lender").

                                R E C I T A L S:

        WHEREAS, Borrower is seeking to borrow, and Lender has agreed to lend, the sum of Three Million Dollars ($3,000,000) through a term loan on the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

        1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                "Affiliate" means, with respect to a specified entity or person, any other entity or person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified entity or person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity or person, whether through the ownership of voting securities, by contract or otherwise.

                "Board Change" shall mean a change in the majority of the members of Borrower's Board of Directors or a change in the office of the Chairman of the Board of Borrower.

                "Business Day" means any day on which commercial banks are not authorized or required to close in Houston, Texas.

                "Cure Period" has the meaning specified in Section 8(b)(i).

                "Default Option Period" has the meaning specified in Section 8(b)(iii).

                "Default Rate" has the meaning specified in Section 8(b)(ii).

                "Default Rate Period" has the meaning specified in Section 8(b)(ii).

                "Equity Financing Transaction" has the meaning specified in
        Section 3(c).

                "Event of Default" has the meaning specified in Section 8(a).

                "GED" refers to Global Energy Development PLC, a subsidiary of Borrower.

                "GED Option Price" has the meaning specified in Section
        8(b)(iii).

                "GED Warrant" has the meaning as specified in Section 7(a).

                "Interest Rate" means the rate of ten percent (10%) per annum, with no compounding.

                "Maturity Date" means July 15, 2005.

                "Non-Payment Default" has the meaning specified in Section 8(c).

                "Note" means the Promissory Note issued by Borrower, payable in accordance with the terms hereof and thereof, evidencing the indebtedness hereunder substantially in the form of Exhibit A hereto, as the same may be amended, supplemented or modified.

                "Payment Default" has the meaning specified in Section 8(b).

                "Securities Act" means the Securities Act of 1933, as amended.

                "Term Loan" has the meaning specified in Section 2(a).

        2.      LOAN TERMS.

                (a) Term Loan. Subject to the terms and conditions hereof, the Lender will lend the amount of Three Million Dollars ($3,000,000.00) (the "Term Loan") to Borrower. The Term Loan shall be evidenced by, and payable in accordance with the terms of the Note. The proceeds of the Term Loan shall be used by Borrower for general corporate purposes, including working capital needs or to refinance or pay long-term or short-term debt obligations.

                (b) Interest. Except as otherwise provided in this Agreement or in the Note, the unpaid principal amount of the Term Loan outstanding from time to time shall bear interest from the date hereof until fully paid at the Interest Rate. All interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day).

        3.      PAYMENTS.

                (a) Terms of Payment. All payments of principal, interest or other amounts to be made by Borrower shall be made in accordance with the terms of this Agreement and the Note.

                (b) Method of Payment. All payments of principal, interest or other amounts to be made by Borrower shall be made in accordance with the terms of the this Agreement and the Note and shall be made to Lender at its designated office, without setoff, deduction or counterclaim in immediately available funds. Whenever any payment under this Agreement, the Note or any other documents executed in connection herewith shall be stated to be due on a day that is not a Business Day, such payment may be made on the next Business Day, and interest shall continue to accrue during such extension.

                (c)     Prepayment.

                        (i) Voluntary Prepayment. Prepayment of the Term Loan, and the corresponding Note, may be made at any time without the consent of the Lender and without penalty.

                        (ii) Mandatory Prepayment. Notwithstanding the other provisions of this Agreement or the Note, Borrower shall be obligated to make the following prepayments:

                              (A)       In the event that Borrower is subject to
a Board Change, Borrower shall immediately prepay the entire amount owed under the Term Loan, including any principal and any accrued but unpaid interest on the Term Loan; and

                              (B)       In the event that Borrower receives cash
proceeds upon an Equity Financing Transaction, Borrower shall, within thirty
(30) days of Borrower's receipt of such cash proceeds, use such cash proceeds to prepay any remaining principal amount of this Loan to Lender; provided that, such prepayment obligation shall not exceed sixty percent (60%) of the aggregate cash proceeds received by Borrower upon closing of the Equity Financing Transaction. As used herein the term "Equity Financing Transaction" shall include any sale of Borrower's common stock for cash other than (i) issuances of securities upon the exercise of options or warrants, (ii) issuances of stock bonuses or stock awards or under any plan to issue securities as compensation to employees, directors or consultants of the Borrower or any Affiliate of Borrower, (iii) issuances of securities upon the conversion of any other security of Borrower, (iv) issuances of securities in a merger or acquisition, or (v) securities issued in connection with any stock split, stock dividend, recapitalization or similar event.

        4. ABSENCE OF SECURITY. Repayment of the Term Loan is not secured by any of the assets or properties of the Borrower, by any liens or encumbrances on any assets or property of Borrower, or in any other manner. Lender expressly agrees and represents that nothing in this Agreement or the Note shall create or constitute any security interest, pledge or lien upon any of the securities of GED held by Borrower.

        5. REPRESENTATIONS OF BORROWER. Borrower represents, warrants and acknowledges to the Lender that:

                (a) Due Organization and Qualification. Borrower is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                (b) Due Authorization; No Conflict. The execution, delivery, and performance of this Agreement are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will such events constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. This Agreement when executed and delivered by the Borrower will constitute a valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                (c) Litigation. There is no action, suit or proceeding pending or currently threatened against the Borrower which questions the validity of this Agreement or the Note or the right of the Borrower to enter into this Agreement or the Note or to consummate the transactions contemplated hereby or thereby.

                (d) Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

        6. REPRESENTATIONS OF LENDER. Lender represents, warrants and acknowledges to the Borrower as follows:

                (a) Accredited Investor. Lender is an accredited investor, as defined in Rule 501(a) of Regulations D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in this Term Loan, and making an informed investment decision. Lender has not been organized solely for the purpose of investing in the Term Loan.

                (b) Investment. This Term Loan, and any securities of the Borrower acquired by Lender as a result of this transaction, is solely for the account of Lender, for investment purposes only, not as a nominee or agent, and not with a view to the resale, distribution or assignment thereof or of dividing or allowing others to participate in this investment.

                (c) Access to Data. Lender has had a reasonable opportunity to ask questions or and receive answers from the Borrower and its executive officers concerning the Borrower and all such questions, if any, have been answered to the full satisfaction of Lender. Lender has had the opportunity to obtain from the Borrower any information, to the extent possessed by Borrower or obtainable without unreasonable effort and expense, necessary to evaluate the merits and risks of this investment and has concluded, based on the information presented to Lender, Lender's own understanding of investments of this nature and of an investment in any of the Borrower's securities in particular, and the advice of such consultants or counsel as Lender has deemed appropriate, that Lender wishes to make this investment.

                (d) Rule 144. Lender understands that the Note is characterized as a "restricted security" under the federal securities laws inasmuch as it is being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such security may only be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Lender represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Lender also understands that no public market now exists for the Note or of any other securities that may be issued by the Borrower hereunder and that the Borrower has made no assurances that a public market will ever exist for the Note or any other securities that may be issued by the Borrower hereunder.

                (e) Due Authorization; No Conflict. The execution, delivery, and performance of this Agreement are within Lender's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Lender's Certificate of Incorporation or Bylaws, nor will such events constitute an event of default under any material agreement to which Lender is a party or by which Lender is bound. This Agreement when executed and delivered by the Lender will constitute a valid and legally binding obligation of the Lender, enforceable in accordance with its terms, and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        7.      COVENANTS.

                (a) GED Warrant. As further consideration for Lender's agreement to enter into the Agreement, Borrower covenants that it shall, within 30 days after the date of this Agreement, deliver to Lender a non-transferable non-registered stock purchase warrant granting Borrower a right to purchase up to 4.2 million shares of GED at an exercise price of 50 pence per share (the "GED Warrant"). The Warrant shall expire, and shall no longer be exercisable by Lender, on or after 90 days after the Maturity Date of the Note, provided that, if an Event of Default occurs, the Warrant shall continue to be exercisable for a period of three years after the original expiration date.

                (b) Voting Restriction. Borrower covenants that, so long as the Term Loan remains outstanding, it will not vote any of its GED shares in favor of any financing transaction involving the issuance of GED shares at a price less than 25 pence per share; provided that, this restriction shall not apply to (in each case referring to issuances of GED securities): (i) issuances of securities upon the exercise of options or warrants, (ii) issuances of stock bonuses or stock awards or under any plan to issue stock as compensation to employees, directors or consultants of GED or any Affiliate of GED, (iii) issuances of securities for non-cash consideration, (iv) issuances of securities upon the conversion of any other security, (v) issuances under a direct stock purchase plan, dividend reinvestment plan or similar plan, (vi) issuances of securities in a merger or acquisition, (vii) securities issued in connection with any stock split, stock dividend, recapitalization or similar event or
(viii) any similar issuances of securities that are not made primarily for the purpose of raising additional capital.

        8.      DEFAULT.

                (a) Events of Default. Each of the following shall be deemed an "Event of Default:"

                    (i) Borrower shall fail to pay when due any of the obligations under this Agreement or Note;

                        (ii) Borrower shall fail to comply with any covenant contained in this Agreement;

                        (iii)   The insolvency or bankruptcy of the Borrower;

                        (iv) The commission of any act of bankruptcy by the Borrower;

                        (v) The filing by or against the Borrower of a petition in bankruptcy or any petition for relief under the federal or state bankruptcy laws or the continuation of such petition without dismissal for a period of ninety (90) days or more;

                        (vi) The appointment of, or the Borrower applies for the appointment of, a receiver or trustee or similar person, to take possession of the property or assets of the Borrower; or

                        (vii) The Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof.

                (b) Remedies Upon Payment Default. Notwithstanding the provisions of this Agreement or of the Note, if any Event of Default as described in subsection (i) of Section 8(a) above (hereinafter a "Payment Default") shall occur, then Lender may exercise any and all legal and equitable rights and remedies set forth in this Agreement or the Note, including the following:

                        (i) Cure Period. For a period of 30 days following the due date of any payment giving rise to a Payment Default (the "Cure Period"), Borrower shall have an opportunity to cure such default by making full payment of all amounts due to Lender, including the payment of all interest that accrues under the terms of the Note through the date of payment.

                        (ii) Default Rate Period. For an additional period beginning on the date following the expiration of the Cure Period and continuing for 30 days thereafter (the "Default Rate Period"), Borrower shall have an opportunity to cure any Payment Default by making full payment of all amounts then due to Lender, including the payment of all interest that accrues under the terms of the Note through the date of payment; provided that the rate of interest applied to such default payment shall increase to a rate equal to 200% times the Interest Rate (hereinafter, the "Default Rate").

                        (iii) Default Option Period. In the event that Borrower fails to cure a Payment Default on or before the expiration of the Default Rate Period, Lender shall, thereafter and for a period continuing until such time as Maker has made full payment of all amounts then due to Lender (the "Default Option Period"), have the option, in lieu of exercising any other remedies that may be available to Lender, to purchase from Borrower a number of shares of GED (as determined herein) in exchange for the release by Holder of Borrower's obligation to pay any such amounts then due to Lender. Holder may exercise such option by delivering a notice of exercise to Maker at any time during a Default Option Period; provided that, such notice is received by Maker prior to payment by Maker of the amounts then due to Lender. The total number of shares subject to the option shall be determined by dividing the total amount of the debt then due and payable to Lender (converted into British Pounds) by the GED Option Price (defined below). The conversion of indebtedness to British Pounds shall be computed using the currency exchange rate (U.S. Dollars to British Pounds) as reported in the Wall Street Journal as of the close of business on the Business Day immediately preceding the date of Lender's notice of exercise of such option. The parties agree to use best efforts to close the sale of GED shares as contemplated herein within 30 days of Lender's notice to Borrower and to execute and provide such documents as necessary to effect the transfer of the GED shares to Lender and the release of indebtedness contemplated herein. During the Default Option Period, interest will continue to accrue and be payable at the Default Rate. As used herein, the "GED Option Price" shall mean the lesser of (i) 25 pence or (ii) 70% of the closing bid price of GED shares as quoted on the London Stock Exchange on the Business Day immediately preceding the delivery of a notice of exercise of the option by Lender.

                (c) Remedies Upon Non-Payment Default. If any Event of Default as described in subsections (ii) through (ix) of Section 8(a) above (hereinafter a "Non-Payment Default") shall occur and such Non-Payment Default has not been cured by Borrower, then Lender may exercise any and all legal and equitable rights and remedies set forth in this Agreement or the Note including, without limitation, declaring all principal and accrued interest under the Note immediately due and payable.

                (d) Obligations Continue. The obligations of Borrower and the rights of Lender under this Agreement and the Note shall continue in full force and effect until the Term Loan has been paid in full.

        9.      MISCELLANEOUS.

                (a) Expenses. Borrower agrees to pay Lender for the reasonable fees and expenses of counsel for Lender; such fees are agreed to be $50,000. Except as otherwise provided herein, each party shall bear its own legal expenses related to this transaction.

                (b) Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, Lender may not assign, pledge, or otherwise transfer its obligations or rights under this Agreement without the prior written consent of Borrower.

                (c) Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Lender and the Borrower. Any amendment or waiver effected in accordance with this Section 9(c) shall be binding upon the Lender, the Borrower and each transferee of the Agreement. Any waiver by the Lender or the Borrower of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of the Lender or the Borrower to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                (d) Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the addressee, if sent by U.S. mail or a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other party):

        To Lender:

                Lyford Investments Enterprises Ltd.
                c/o Quadrant Management Inc.
                720 Fifth Ave., 9th Floor
                New York, NY 10019
                Attn: Alan Quasha
                Facsimile No.: (212) 231-3939

        To Borrower:

                Harken Energy Corporation
                580 WestLake Park Boulevard, Suite 600
                Houston, Texas 77079
                Attention: A. Wayne Hennecke, Secretary
                Facsimile No.: (281) 504-4104

                with a required copy to:

                James W. Ryan
                Porter & Hedges, L.L.P.
                700 Louisiana, 35th Floor
                Houston, Texas 77002-2764
                Facsimile No.: (713) 226-0290

                (e) Governing Law. Unless otherwise specified therein, this Agreement shall be governed by and construed in accordance with the laws of the State of New York and the United States of America. Each party hereby irrevocably agrees that any legal proceeding arising out of or in connection with this Agreement shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division.

                (f) Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

                (g) Captions. The headings and captions appearing in this Agreement have been included solely for convenience and shall not be considered in construing the Agreement.

                (h) Entire Agreement. This Agreement, together with the Note and any other document executed in connection herewith, embody the entire agreement between the Borrower and the Lender and supersede all prior proposals, agreements and understandings relating to the subject matter hereof and thereof.

                (i) Invalidity. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. In such an event, the parties will in good faith attempt to effect the business agreement represented by such invalidated term to the fullest extent permitted by law.

                  [Remainder of page left blank intentionally]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                        BORROWER:

                                        HARKEN ENERGY CORPORATION


                                       By:

                                           -------------------------------------
                                           Bruce N. Huff
                                           President and Chief Operating Officer

                                        LENDER:

                                        LYFORD INVESTMENTS ENTERPRISES LTD.


                                       By:

                                           -------------------------------------
                                           Alan Quasha
                                           Title:
                                                 -------------------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION AVAILABLE SO THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

$3,000,000                                                         July 15, 2002

                                 PROMISSORY NOTE

        FOR VALUE RECEIVED, Harken Energy Corporation, a Delaware corporation (the "Maker"), promises to pay to the order of Lyford Investments Enterprises Ltd., a British Virgin Islands company (the "Holder"), the principal amount of Three Million Dollars ($3,000,000) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note. Terms not defined herein, shall have the meaning given them in the Loan Agreement among the Maker and the Holder dated as of July 15, 2002 (the "Loan Agreement").

        1. LOAN AGREEMENT. This Note (the "Note") is issued under the terms of the Loan Agreement. The Holder is entitled to the benefits and subject to certain obligations under the Loan Agreement and may enforce the agreements of the Maker contained therein and exercise the remedies provided for thereby. The benefits and rights of the Holder are subject to certain conditions and restrictions also set forth in the Loan Agreement, which conditions and restrictions may be enforced against the Holder.

        2. MATURITY. Except as otherwise provided in this Agreement or the Loan Agreement, all accrued but unpaid interest and outstanding principal under this Note shall be due and payable on July 15, 2005 (the "Maturity Date"). Notwithstanding the foregoing, Holder may declare the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, immediately due and payable in advance of the Maturity Date upon the occurrence of a Non-Payment Default under the terms of the Loan Agreement. Prepayments may be made on this Note at any time, and without penalty. In accordance with the Loan Agreement, Maker may also be required to prepay this Note in certain circumstances as described therein.

        3.      INTEREST.

                (a) Rate. Except as otherwise provided in this Note or in the Loan Agreement, the unpaid principal amount of the Note outstanding from time to time shall bear interest from the date hereof until fully paid at the Interest Rate (as defined in the Loan Agreement). All interest shall be computed and paid in accordance with the Loan Agreement.

                (b) Payments. All accrued interest on the Note shall be due and payable on a quarterly basis in arrears beginning with an initial payment of accrued interest on December 15, 2002 and continuing thereafter on March 15, June 15, September 15 and December 15 of each year until the Maturity Date.

        4. DEFAULT. In the event of a Payment Default or Non-Payment Default (as defined in the Loan Agreement, this Note shall be subject to the remedies and conditions set forth in the Loan Agreement.

        5. ABSENCE OF SECURITY. Repayment of this Note is not secured by any of the assets or properties of the Maker, by any liens or encumbrances on any assets or property of Maker, or in any other manner. Holder expressly agrees and represents that nothing in this Note or in the Loan Agreement shall create or constitute any security interest, pledge or lien upon any of the securities of GED held by Maker.

        6.      MISCELLANEOUS.

        (a) Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of Maker.

        (b) Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Holder and the Maker. Any amendment or waiver effected in accordance with this Section 5(c) shall be binding upon the Holder, the Maker and each transferee of the Agreement. Any waiver by the Holder or the Maker of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder or the Maker to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.

        (c) Notices. All notices, consents, waivers and other communications under this Note must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the addressee, if sent by U.S. mail or a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other party):

        To Holder:

                Lyford Investments Enterprises Ltd.
                c/o Quadrant Management Inc.
                720 Fifth Ave., 9th Floor
                New York, NY 10019
                Attn: Alan Quasha

                Facsimile No.: (212) 231-3939

        To Maker:

                Harken Energy Corporation
                580 WestLake Park Boulevard, Suite 600
                Houston, Texas 77079
                Attention: A. Wayne Hennecke, Secretary
                Facsimile No.: (281) 504-4110

                with a required copy to:

                James W. Ryan
                Porter & Hedges, L.L.P.
                700 Louisiana, 35th Floor
                Houston, Texas 77002-2764
                Facsimile No.: (713) 226-0290

                (d) Governing Law. Unless otherwise specified therein, this Note shall be governed by and construed in accordance with the laws of the State of New York and the United States of America. Each party hereby irrevocably agrees that any legal proceeding arising out of or in connection with this Note shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division.

                (e) Counterparts. This Note may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

                (f) Captions. The headings and captions appearing in this Note have been included solely for convenience and shall not be considered in construing the Note.

                (g) Entire Agreement. This Note, together with the Loan Agreement and any other document executed in connection with the Loan Agreement, embody the entire agreement between the Holder and the Maker and supersede all prior proposals, agreements and understandings relating to the subject matter hereof and thereof.

                (h) Invalidity. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. In such an event, the parties will in good faith attempt to effect the business agreement represented by such invalidated term to the fullest extent permitted by law.

                  [Remainder of page left blank intentionally]

        IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date set forth above.

                                        MAKER:

                                        HARKEN ENERGY CORPORATION


                                        By:
                                           -------------------------------------
                                           Bruce N. Huff
                                           President and Chief Operating Officer

                                        HOLDER:

                                        LYFORD INVESTMENTS ENTERPRISES LTD.


                                        By:
                                           -------------------------------------
                                           Alan Quasha
                                           Title:
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